LOAN AGREEMENT




                                BETWEEN


                          FOX RUN AP XI, L.P.
                              AS BORROWER


                                  AND



                  GENERAL ELECTRIC CAPITAL CORPORATION
                               AS LENDER


                           DECEMBER 23, 1996
                             LOAN AGREEMENT


      This Loan Agreement (this "AGREEMENT") is entered into as of December 23, 1996 between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), and FOX RUN AP XI, L.P., a South Carolina limited partnership ("BORROWER").

                               ARTICLE 1

                          CERTAIN DEFINITIONS
     Section 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

          (1) "ADJUSTED OPERATING EXPENSES" means Operating Expenses as determined and adjusted by Lender in accordance with its then current audit policies and procedures.

          (2) "ADJUSTED OPERATING REVENUES" means Operating Revenues as determined and adjusted by Lender in accordance with its then current audit policies and procedures.

          (3) "AFFILIATE" means (a) any corporation in which Borrower or Approved Manager, as the case may be (the "APPLICABLE ENTITY"), or any partner, shareholder, director, officer, member, or manager of the Applicable Entity directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which the Applicable Entity or any partner, shareholder, director, officer, member, or manager of the Applicable Entity is a partner, joint venturer or member, (c) any trust in which the Applicable Entity or any partner, shareholder, director, officer, member or manager of the Applicable Entity is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by the Applicable Entity or any partner, shareholder, director, officer, member or manager of the Applicable Entity, (e) any partner, shareholder, director, officer, member, manager or employee of the Applicable Entity, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of the Applicable Entity, or (g) any Borrower Party.

          (4) "APPROVED MANAGER" means Insignia Management Group, L.P., the manager under the Approved Management Agreement.

          (5) "APPROVED MANAGEMENT AGREEMENT" means the Management Agreement dated as of October 1, 1996 between Borrower and the Approved Manager.
          (6) "AGREEMENT" means this Loan Agreement, as amended from time to time.

          (7) "ASSIGNMENTS OF RENTS AND LEASES" means, collectively, Assignment of Rents and Leases A and Assignment of Rents and Leases B.

          (8) "ASSIGNMENT OF RENTS AND LEASES A" means the Assignment of Rents and Leases, executed by Borrower for the benefit of Lender, pertaining to leases of space in the Project, and securing the repayment of Note A.

          (9) "ASSIGNMENT OF RENTS AND LEASES B" means the Assignment of Rents and Leases, executed by Borrower for the benefit of Lender, pertaining to leases of space in the Project, and securing the repayment of Note B.

          (10) "BORROWER PARTY" means any general partner in Borrower and any general partner in any partnership that is a general partner in Borrower, at any level.

          (11) "BUDGET" means the budget attached as Exhibit B showing total costs relating to the subject transaction, use of the initial advance of the Loan, and amounts allocated for future advances (if any).
          (12) "BUSINESS DAY" means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.

          (13) "COMMITMENT" means the commitment letter issued by Lender and accepted by Borrower on December 23, 1996.

          (14) "CONTRACT RATE" shall mean two and three quarters percent (2.75%) in excess of the Treasury Rate, which is the weighted average of the Note A Contract Rate and the Note B Contract Rate.

          (15) "DEBT" means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility,
(c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

            (16) "DEBT SERVICE" means the aggregate interest, fixed principal, and other payments due under the Loan, and on any other outstanding permitted Debt relating to the Project approved by Lender for the period of time for which calculated, but excluding payment of escrows or reserves required by Lender.

          (17) "DEBT SERVICE COVERAGE" means, for the period of time for which calculation is being made, the ratio of Net Operating Income to Debt Service.

          (18) "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.

          (19) "ENVIRONMENTAL LAWS" has the meaning assigned in Article 4.

          (20) "EVENT OF DEFAULT" has the meaning assigned in Article 9.

          (21) "HAZARDOUS MATERIALS" has the meaning assigned in Article 4.

          (22) "LIEN" means any interest, or claim thereof, in the Project securing an obligation owed to, or a claim by, any Person other than the owner of the Project, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Project.

          (23) "LOAN" means the loan to be made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.

          (24) "LOAN DOCUMENTS" means:  (a) this Agreement, (b) the Notes,
(c) the Mortgages, (d) the Assignments of Rents and Leases, (e) the Subordination and Intercreditor Agreement, (f) Uniform Commercial Code financing statements, (g) such assignments of management agreements, contracts and other rights as may be required under the Commitment or otherwise requested by Lender, (h) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (i) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

          (25) "LOAN YEAR" means the period between the date hereof and December 31, 1997 for the first Loan Year and each 12 month period following such first Loan Year until the Maturity Date.

          (26) "MATURITY DATE" means the earlier of (a) January 1, 2002, or
(b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

          (27)  "MORTGAGES" means, collectively, Mortgage A and Mortgage B.

          (28) "MORTGAGE A" means the Mortgage, Security Agreement and Fixture Filing A, executed by Borrower in favor of Lender, covering the Project and securing the repayment of Note A.

          (29) "MORTGAGE B" means the Mortgage, Security Agreement and Fixture Filing B, executed by Borrower in favor of Lender, covering the Project and securing the repayment of Note B.

          (30) "NET CASH FLOW" means, for any period, the amount by which Operating Revenues exceed the sum of (a) Operating Expenses, (b) Debt Service, and (c) any actual payment into impounds, escrows, or reserves required by Lender, except to the extent included within the definition of Operating Expenses.

          (31) "NET OPERATING INCOME" means the amount by which Adjusted Operating Revenues exceed Adjusted Operating Expenses.

          (32) "NOTES" means, collectively, Note A and Note B.

          (33) "NOTE A" means Promissory Note A of even date, in the stated principal amount of $28,000,000, executed by Borrower, and payable to the order of Lender in evidence of a portion of the Loan. Note A and Note B together evidence the Loan.

          (34) "NOTE A CONTRACT RATE" has the meaning assigned in Article
2.

          (35) "NOTE B" means Promissory Note B of even date, in the stated principal amount of $2,400,000, executed by Borrower, and payable to the order of Lender in evidence of a portion of the Loan. Note A and Note B together evidence the Loan.

          (36) "NOTE B CONTRACT RATE" has the meaning assigned in Article
2.


          (37) "OPERATING EXPENSES" means all reasonable and necessary expenses of operating the Project in the ordinary course of business which are paid in cash by Borrower and which are directly associated with and fairly allocable to the Project for the applicable period, including, without limitation, ad valorem real estate taxes and assessments, insurance premiums, regularly scheduled tax impounds paid to Lender, maintenance costs, management fees and costs not to exceed five percent (5.0%) of Operating Revenues, accounting, legal, and other professional fees, fees relating to environmental and Net Cash Flow and Net Operating Income audits, and other expenses incurred by Lender and reimbursed by Borrower under this Agreement and the other Loan Documents, deposits to any capital replacement reserves required by Lender, wages, salaries, and personnel expenses, but excluding Debt Service, capital expenditures, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Any management fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with Lender's prior approval (the fees or other expenses included in the Approved Management Agreement have been approved by Lender pursuant to
Section 8.3). Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Project.

          (38) "OPERATING REVENUES" means all cash receipts of Borrower from operation of the Project or otherwise arising in respect of the Project after the date hereof which are properly allocable to the Project for the applicable period, including, without limitation, receipts from leases and parking agreements, concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, proceeds of any loans (other than the Loan and any refinancing of the Loan) obtained by Borrower after the date hereof which are secured by the Project (less only reasonable and customary expenses incurred in procuring and closing such loan and actually paid in cash to individuals or entities other than Borrower or any Affiliate of Borrower and without implying any consent of Lender to the granting of any security for any such loans), withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses), but excluding security deposits and earnest money deposits until they are forfeited by the depositor, advance rentals until they are earned, and proceeds from a sale or other disposition.

          (39) "PERMITTED SUBORDINATE MORTGAGE" means that certain existing mortgage given by Borrower to Subordinate Lender to secure a loan in the amount of $875,000, which Permitted Subordinate Mortgage has a stated maturity no earlier than the stated Maturity Date of this Loan.

          (40) "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

          (41) "POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

          (42) "PROJECT" means the Fox Run Apartments, Plainsboro, New Jersey, 08536 consisting of 776 apartment units on approximately 46 acres, and all related facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the real property described in Exhibit A.

          (43) "SENIOR NOTEHOLDER" means the holder of Note A.

          (44) "SINGLE PURPOSE ENTITY" shall mean a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning the Project, conducts business only in its own name, does not engage in any business or have any assets unrelated to the Project, does not have any indebtedness other than as permitted by this Agreement, has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being a Person separate and apart from any other Person, and observes corporate and partnership formalities independent of any other entity, and which otherwise constitutes a single purpose, bankruptcy remote entity as determined by Lender.

          (45) "SITE ASSESSMENT" means an environmental engineering report for the Project prepared by an engineer engaged by Lender at Borrower's expense, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

          (46) "SUBORDINATE LENDER" means Angeles Mortgage Investment Trust, a California business trust, the holder of the Permitted Subordinate Mortgage.


          (47) "SUBORDINATION AND INTERCREDITOR AGREEMENT" means the Subordination and Intercreditor Agreement among Borrower, Lender and Subordinate Lender in the form of Exhibit C attached hereto.

          (48) "STATE" means the State of New Jersey.


                                    ARTICLE 2

                                  LOAN TERMS

      Section 2.1 THE LOAN. The Loan of up to THIRTY MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($30,400,000) shall be funded in one advance and repaid in accordance with this Agreement. The sole advance of the Loan, in the amount of up to $30,400,000, shall be made in accordance with the Budget upon Borrower's satisfaction of the conditions to initial advance described in Schedule 2.1.

      Section 2.2 INTEREST RATE; LATE CHARGE. The outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest as follows: (a) Note A shall bear interest at a fixed rate of interest equal to two hundred twenty (220) basis points (2.2%) in excess of the Treasury Rate as defined in Schedule
2.2 (the "NOTE A CONTRACT RATE"); and (b) Note B shall bear interest at a fixed rate of interest equal to nine hundred sixteen (916) basis points (9.16%) in excess of the Treasury Rate (the "NOTE B CONTRACT RATE"). Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the initial advance or the date on which the immediately preceding payment was due. If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (i) interest at the Default Rate on such amount from the date when due until paid, or (ii) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

      Section 2.3 TERMS OF PAYMENT The Loan shall be payable as follows:

            (1) LOAN PAYMENTS. Commencing on February 1, 1997 and continuing on the first day of each month until all amounts under the Loan Documents are paid in full, Borrower shall pay the amounts described on Exhibit D attached hereto.

            (2) MATURITY. On the Maturity Date, Borrower shall pay to Lender (a) all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents and (b) a loan repayment fee (the "LOAN REPAYMENT FEE") in the amount of six hundred eight thousand dollars ($608,000). The Loan Repayment Fee shall be payable regardless of whether the Loan is repaid at maturity, by acceleration or otherwise, except as provided in Section 8.5.

            (3) PREPAYMENT; APPLICATION OF SALE/REFINANCE PROCEEDS. The Loan is closed to prepayment, in whole or in part, during the first Loan Year. From the beginning of the second Loan Year to the Maturity Date, upon not less than thirty (30) days' prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, without prepayment premium; provided, however, that (a) Borrower shall, unless prepayment is made during the ninety (90) day period prior to the stated Maturity Date, pay to Lender the Yield Maintenance Amount, calculated as provided in
Schedule 2.3 and (b) Borrower shall in all events pay to Lender the Loan
Repayment Fee (as defined above in this Section 2.3).   Prepayments of
principal shall be applied to the reduction of the principal balances of Note A and Note B proportionately in order that the Contract Rate (the weighted average of the Note A Contract Rate and the Note B Contract Rate) will equal two and three quarters percent (2.75%) per annum in excess of the Treasury Rate, except that (i) no prepayment shall be applied proportionately more to the reduction of Note B than to the reduction of Note A and (ii) any prepayment which is made from proceeds of any sale or refinancing of the Project or during the existence of any Event of Default, shall be applied to satisfy Note A before any application thereof to the reduction of the principal balance of Note B. If the Loan is accelerated for any reason, Borrower shall pay to Lender the prepayment fees described above (provided that the Yield Maintenance Amount shall not be payable upon an acceleration due to casualty or condemnation), or if the Loan is closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to five percent (5%) of the outstanding balance of the Loan (provided that the five percent (5%) premium shall not be payable upon an acceleration due to casualty or condemnation or due to an Event of Default pursuant to Section
9.4 which does not have a material adverse effect on the Borrower's ability to repay the Loan or Lender's security therefor).

            (4) APPLICATION OF PAYMENTS. Unless an Event of Default exists, all payments received under the Loan Documents shall be applied: first, to any fees and expenses due to Lender under the Loan Documents; second, to any Default Rate interest or late charges on Note A; third, to accrued and unpaid interest under Note A; fourth, to any Default Rate interest or late charges on Note B; fifth, to accrued and unpaid interest under Note B; sixth, to the principal sum of Note A; seventh, to the principal sum of Note B; and eighth, to any other amounts due under the Loan Documents. If an Event of Default exists, all payments under the Loan shall be applied: first, to any fees and expenses due to Lender under the Loan Documents; second, to any Default Rate interest or late charges on Note A; third, to accrued but unpaid interest on Note A; fourth, to the principal sum of Note A; fifth, to any Default Rate interest or late charges on Note B; sixth, to accrued and unpaid interest on Note B; seventh, to the principal sum of Note B; and eighth, to any other amounts due under the Loan Documents.

            (5) SUBORDINATION OF NOTE B. In addition to the subordination provisions set forth in clauses (3) and (4) above, the repayment of Note B shall be subordinate to the repayment of Note A under the circumstances described in Section 10.2.

      Section 2.4 SECURITY. The Loan shall be secured by (a) Mortgage A and Assignment of Rents and Leases A creating a first lien and security interest on the Project, (b) Mortgage B and Assignment of Rents and Leases B creating a second lien and security interest on the Project, and (c) the other Loan Documents.


      Section 2.5 CERTAIN CASUALTY PROCEEDS.

            (1) RENT/BUSINESS INTERRUPTION PROCEEDS. Borrower shall, and hereby does, unconditionally and absolutely assign to Lender and agree to cause its insurer(s) to directly deliver to Lender the rent loss/business interruption proceeds payable to Borrower in connection with the fire damage to the 16 units at the Project (the "DAMAGED UNITS") suffered in May and June of 1996, such proceeds to be advanced to Borrower or applied to the repayment of the Loan as provided below. The foregoing assignment is an outright, immediate, continuing and absolute assignment to Lender and not an assignment as security for the performance of Borrower's obligations under the Loan Documents. Such proceeds shall be held by Lender without interest and may be commingled with Lender's own funds. While any Event of Default exists, Lender shall apply such proceeds to cure such Event of Default without notice to Borrower. Subject to the preceding sentence, the rent loss/business interruption proceeds delivered to Lender shall be released to Borrower upon satisfaction of the following conditions: (a) there shall exist no Potential Default or Event of Default and (b) the Project shall then be 95% leased (as determined by Lender in its reasonable discretion) by tenants paying (i) with respect to new leases or modifications to existing leases at the Project, rents which are market rents and (ii) with respect to renewals of existing leases, rents which comply with any applicable renewal terms of the lease.

            (2) HAZARD INSURANCE PROCEEDS. Borrower shall be entitled to directly receive and retain the final payment of the hazard insurance proceeds payable to Borrower in connection with the eight Damaged Units which have been partially completed as of the date of this Loan so long as the following conditions have been satisfied: (a) there shall exist no Potential Default or Event of Default; (b) the governmental authority(ies) having jurisdiction over such Damaged Units shall have inspected such units and, based on such inspection, shall be prepared to issue certificates of occupancy for such units; and (c) Borrower's insurer shall have inspected such units and, based on such inspection, shall be prepared to disburse the final payment of hazard insurance proceeds for such units. In addition, if and for so long as the above conditions continue to remain satisfied, Borrower shall be entitled to directly receive and retain any additional hazard insurance proceeds payable to Borrower for the final eight Damaged Units for purposes of restoring such final eight units to "rent ready" condition. If the foregoing conditions have not been satisfied by Borrower within ninety (90) days after the date hereof, all additional hazard insurance proceeds payable for the final eight units shall be paid directly to Lender, in which case Borrower shall, and hereby does, unconditionally and absolutely assign to Lender and agree to cause its insurer(s) to directly deliver to Lender such proceeds to be advanced to Borrower or applied to the repayment of the Loan as set forth below. Such proceeds shall be held by Lender without interest and may be commingled with Lender's own funds. While any Event of Default exists, Lender shall apply such proceeds to cure such Event of Default without notice to Borrower. Such proceeds, if delivered to Lender, shall be released to Borrower upon satisfaction of the same conditions set forth in clauses (a), (b) and (c) above which applied to the first eight units.

      Section 2.6 CAPITAL EXPENDITURES. Attached hereto as Exhibit E is the capital expenditures budget for the Project for 1997 (the "INITIAL CAPITAL EXPENDITURES BUDGET") which has been approved by Lender. Each capital expenditures budget for the Project for each succeeding Loan Year after 1997 shall be submitted to Lender prior to the beginning of the applicable Loan Year and neither such budget (each, a "CAPITAL EXPENDITURES BUDGET") nor Borrower's capital expenditures for the Project pursuant to the Initial Capital Expenditures Budget or any subsequent Capital Expenditures Budget shall require Lender's approval so long as the following conditions have been complied with (it being understood and agreed by Borrower that any non-compliance with such conditions shall require Lender's prior written consent):


            (a) At least $50,000 per year shall be expended on appliances (which term excludes furnaces) for the Project per Loan Year and at least $300,000 shall be expended on appliances (excluding furnaces) for the Project over the term of the Loan;

            (b) Subject to the foregoing minimum, Borrower shall have discretion to expend any amount budgeted for appliances on any particular type of appliance (e.g., all $50,000 budgeted for appliances could be spent on dishwashers);

            (c) With respect to line items other than the line item for appliances, Borrower shall have discretion to either (i) reallocate up to ten percent (10%) of the amount allocated to one or more such other line items to another line item and/or (ii) reallocate up to twenty (20%) of the amount allocated to one or more such other line items to a newly-created line item; and

            (d) Borrower shall include in the Capital Expenditures Budget and shall expend, at a minimum, funds on capital improvements for the Project equal to or greater than $310,400 annually ($400 per unit). Borrower shall provide Lender with monthly operating statements showing actual and budgeted capital expenditures in a format which can be readily used by Lender to reconcile actual expenditures to budget. If the Minimum Capital Expenditure Amount is not expended in any Loan Year, the sum obtained by subtracting the actual capital expenditures for such Loan Year from the Minimum Capital Expenditure Amount for such Loan Year shall be deposited by Borrower into a reserve with Senior Noteholder (the "CAPITAL IMPROVEMENT RESERVE") on or before the forty-fifth (45th) day following the applicable Loan Year in accordance with, and subject to the provisions of,
Schedule 2.4.

      Section 2.7 RESTORATION OF STORAGE UNIT. Borrower shall, not later than June 30, 1997, take such actions as shall be necessary to restore the unit at the Project currently being used for storage to a residential "rent ready" condition.


                                  ARTICLE 3

                    INSURANCE, CONDEMNATION, AND IMPOUNDS

      Section 3.1 INSURANCE.  Borrower shall maintain insurance as follows:

            (1) CASUALTY; BUSINESS INTERRUPTION. Borrower shall keep the Project insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Lender. Borrower shall keep the Project insured against loss by flood if the Project is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (i) the maximum amount of the Loan or (ii) the maximum limit of coverage available under said act. Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve
(12)-months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Project. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to the Project shall be paid to Lender to be applied as provided in Section 3.2.

            (2) LIABILITY. Borrower shall maintain (a) commercial general liability insurance with respect to the Project providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage per occurrence, and (b) other liability insurance as reasonably required by Lender.

            (3) FORM AND QUALITY. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with a rating of "A-IX" or better as established by Best's Rating Guide (or an equivalent rating approved in writing by Lender). Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. If Borrower fails to maintain insurance in compliance with this Section 3.1, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

            (4) ADJUSTMENTS. Borrower shall give immediate written notice of any loss in excess of the deductible under the applicable insurance policy to the insurance carrier and to Lender. Borrower hereby irrevocably authorizes and empowers Lender, as attorney-in-fact for Borrower coupled with an interest, (a) to jointly with Borrower (unless an Event of Default exists in which case Borrower shall have no right to participate) make proof of loss, adjust and compromise any claim under insurance policies, and appear in and prosecute any action arising from such insurance policies, and (b) to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1(4), however, shall require Lender to incur any expense or take any action hereunder.

      Section 3.2 USE AND APPLICATION OF INSURANCE PROCEEDS. Except with respect to the insurance proceeds described in Section 2.5 which shall be applied as set forth in such Section, Lender shall apply insurance proceeds to costs of restoring the Project or the Loan as follows:

            (1) if the loss is less than or equal to $50,000, Lender shall apply the insurance proceeds to restoration provided (a) no Event of Default or Potential Default exists, and (b) Borrower promptly commences and is diligently pursuing restoration of the Project;

            (2) if the loss exceeds $50,000 but is not more than 10% of the aggregate replacement value of the improvements constituting the Project, Lender shall apply the insurance proceeds to restoration provided that at all times during such restoration (a) no Event of Default or Potential Default exists; (b) Lender reasonably determines that there are sufficient funds (from insurance proceeds and Borrower's funds) available to restore and repair the Project to a condition substantially similar to the condition that existed prior to the casualty; (c) Lender determines that the Net Operating Income of the Project during restoration will be sufficient to pay Debt Service; (d) Lender determines that restoration and repair of the Project to a condition approved by Lender will be completed within six months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; and (e) Borrower promptly commences and is diligently pursuing restoration of the Project;

            (3) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Subsection 3.2(2) above, in Lender's sole discretion, Lender may apply any insurance proceeds it may receive to the payment of the Loan or allow all or a portion of such proceeds to be used for the restoration of the Project; and

            (4) insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, as applicable, the advance conditions under Schedule 2.1.

      Section 3.3 CONDEMNATION AWARDS. Borrower shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of the Project or any portion thereof. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender's prior consent, which shall not be unreasonably withheld or delayed, Borrower (1) shall not agree to any compensation or award, and
(2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of the Project or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Lender's sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Project; however, if the award is less than or equal to $50,000 and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances.

      Section 3.4 IMPOUNDS. Borrower shall deposit with Lender, monthly, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, and real estate taxes, assessments and similar charges (but excluding insurance) relating to the Project. At or before the initial advance of the Loan, Borrower shall deposit with Lender a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Lender's good faith estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Lender, without interest, and may be commingled with Lender's general funds. Borrower hereby grants to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Lender, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Lender immediately upon demand. Lender shall promptly pay such charges prior to the due date thereof provided the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges.


                               ARTICLE 4

                            ENVIRONMENTAL MATTERS

      Section 4.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

            (1) "ENVIRONMENTAL LAWS" means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating storage tanks or the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials including, without limitation, the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the regulations pertaining thereto, N.J.A.C. 26B-1.1 et seq. (collectively, "ISRA").

            (2) "HAZARDOUS MATERIALS" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

      Section 4.2 REPRESENTATIONS AND WARRANTIES ON ENVIRONMENTAL MATTERS.

            (1) To Borrower's knowledge, except as set forth in the Site Assessment, (a) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about the Project or any property adjacent to the Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project in full compliance with Environmental
Laws), (b) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Project do not, and did not previously, violate any Environmental Laws, and (c) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Project concerning Hazardous Materials or Environmental Laws, nor have any written notices concerning Hazardous Materials or Environmental Laws been received from any person or entity in connection with any assets or activities of Borrower including, without limitation, the Project.

            (2) No lien has been attached to any revenues, to the Project or to any other real or personal property owned by Borrower as a result of the Chief Executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for direct and indirect "Damages", as such term is defined in N.J.S.A. 58:11-23.11b(d) (hereinafter, "CLEANUP AND REMOVAL COSTS"), arising from an intentional or unintentional action or omission of Borrower or any previous owner and/or operator of said real property, including, but not limited to, the Project, resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Materials either: (a) into the waters of the State;
(b) onto the lands of the State; or (c) into waters outside the jurisdiction of the State when damage may result in the lands, waters, fish, shellfish, wildlife, biota, air and other natural resources owned, managed, held in trust or otherwise controlled by, and within the jurisdiction of, the State.

      Section 4.3 COVENANTS ON ENVIRONMENTAL MATTERS.

            (1) Borrower shall (a) comply strictly and in all respects with applicable Environmental Laws; (b) notify Lender immediately upon Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project in full compliance with Environmental Laws) at, upon, under, within, contiguous to or otherwise affecting the Project; (c) promptly remove such Hazardous Materials and remediate the Project in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by Lender; and (d) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Project or Borrower.

            (2) Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (a) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project (except for cleaning and other products used in connection with routine maintenance or repair of the Project in full compliance with Environmental Laws),
(b) installing any underground storage tanks at the Project, or (c) conducting any activity that requires a permit or other authorization under Environmental Laws.

            (3) Borrower shall provide to Lender, at Borrower's expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Project so long as Lender's request for a Site Assessment is based on information provided under Section 4.3(1), a reasonable suspicion of Hazardous Materials at or near the Project, a breach of representations under Section 4.2, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower's expense.

            (4) If Borrower is presently an owner or operator of a "MAJOR FACILITY" in the State (as defined under ISRA), or if Borrower ever becomes such an owner or operator, then Borrower shall furnish to the New Jersey Department of Environmental Protection ("NJDEP") all the information required by N.J.S.A. 58:10-23.11d and so long as Borrower shall own or operate any real property located in the State of New Jersey which is used as a "MAJOR FACILITY," Borrower shall duly file with the Director of the Division of Taxation in the New Jersey Department of Treasury, a tax report or return and shall pay or make provision for the payment of all taxes due in accordance therewith, all in accordance with and pursuant to N.J.S.A. 58:10-23.11h. Borrower agrees that, if requested by Lender, it shall include in all leases language acceptable to Lender requiring the tenants thereunder to comply with the provisions of this Section.

            (5) In the event that there shall be filed a lien against the Project by the NJDEP, or other state or federal governmental official or entity, (a) pursuant to and in accordance with the provisions of the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11b(d)), as the result of the Chief Executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for Cleanup and Removal Costs arising from an intentional or unintentional action or omission of Borrower, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of Hazardous Materials into waters of the State or onto lands from which it might flow or drain into said waters, or (b) pursuant to and in accordance with the provisions of ISRA, or (c) pursuant to and in accordance with any other of the Environmental Laws, then Borrower shall, within thirty (30) days from the date that Borrower has given notice that the lien has been placed against the Project or within such shorter period of time if the State has commenced steps to cause the Project to be sold pursuant to the lien, either (A) pay the claim and remove the lien from the Project; or (B) furnish (i) a bond satisfactory to Lender and its title insurer in the amount of the claim out of which the lien arises, (ii) a cash deposit in the amount of the claim out of which the lien arises, or
(iii) other security reasonably satisfactory to Lender in an amount sufficient to discharge the lien out of which the lien arises.

            (6) If there is a release of Hazardous Materials affecting the Project, whether or not the same originates or emanates from the Project or any contiguous real estate, or if Borrower shall fail to comply with any Environmental Law, Lender may at its election, but without the obligation to do so, upon three (3) business days' notice to Borrower (provided the delay caused by the giving of notice shall not, in Lender's sole opinion, cause substantial damage to the Project), take any and all actions as Lender shall deem necessary or advisable in order to remedy said release of Hazardous Materials or cure said failure of compliance and any customary amounts paid by Lender as a result thereof, together with interest thereon at the Default Rate from the date of payment by Lender, shall be immediately due and payable by Borrower to Lender and until paid shall be added to and become a part of the Loan and shall have the benefit of the lien created by the Mortgage as a part thereof.

      Section 4.4 ALLOCATION OF RISKS AND INDEMNITY. As between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower shall indemnify, defend and hold Lender harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Project, or a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Lender; however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct. Borrower's obligations under this
Section 4.4 shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise).

      Section 4.5 NO WAIVER.  Notwithstanding any provision in this
Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                                  ARTICLE 5

                               LEASING MATTERS

      Section 5.1 REPRESENTATIONS AND WARRANTIES ON LEASES. Borrower represents and warrants to Lender with respect to leases of the Project that: (1) to Borrower's knowledge, the rent roll delivered to Lender is true and correct, and the leases are valid and in and full force and effect; (2) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the leases delivered to Lender are true and complete; (4) Borrower has not assigned or pledged any of the leases, the rents or any interests therein except to Lender; (5) except as set forth in the rent roll delivered to Lender, no tenant or other party has an option to purchase all or any portion of the Project; (6) no tenant has the right to terminate its lease prior to expiration of the stated term of such lease; and (7) no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent except as otherwise provided in the rent roll).

      Section 5.2 STANDARD LEASE FORM; APPROVAL RIGHTS. All leases and other rental arrangements shall in all respects be approved by Lender and shall be on a standard lease form approved by Lender with no modifications (except as approved by Lender). Such lease form shall provide that the tenant shall attorn to Lender. Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower. Within ten (10) days after Lender's request, Borrower shall furnish to Lender a statement of all tenant security deposits, and copies of all leases not previously delivered to Lender, certified by Borrower as being true and correct. Notwithstanding anything contained in the Loan Documents, Lender's approval shall not be required for future leases or lease extensions if the following conditions are satisfied: (1) there exists no Potential Default or Event of Default; (2) the lease is on the standard lease form approved by Lender with no material modifications; (3) the lease does not conflict with any restrictive covenant affecting the Project or any other lease for space in the Project; and (4) the effective rental rate is at least $0.70 per rentable square foot per annum for the entire term of the lease.

      Section 5.3 COVENANTS. Borrower (1) shall perform the obligations which Borrower is required to perform under the leases; (2) shall enforce the obligations to be performed by the tenants; (3) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (4) shall not enter into any ground lease or master lease of any part of the Project; (5) shall not further assign or encumber any lease; (6) shall not, except with Lender's prior written consent, cancel or accept surrender or termination of any lease other than in connection with the ordinary course of leasing and enforcing leases at the Project; and (7) shall not, except with Lender's prior written consent, modify or amend any lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the lease), and any action in violation of clauses (4), (5), (6), and (7) of this Section 5.3 shall be void at the election of Lender.

                                  ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Lender that:

      Section 6.1 ORGANIZATION AND POWER. Borrower and each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State. Borrower is not a "foreign person" within the meaning of - 1445(f)(3) of the Internal Revenue Code.

      Section 6.2 VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

      Section 6.3 LIABILITIES; LITIGATION.

            (1) The financial statements delivered by Borrower and each Borrower Party are true and correct in all material respects with no significant change since the date of preparation in all material respects. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Project, Borrower or any Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Project, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, the Project or the Loan.

            (2) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

      Section 6.4 TAXES AND ASSESSMENTS. The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

      Section 6.5 OTHER AGREEMENTS; DEFAULTS. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might materially adversely affect the Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have a material adverse effect on the Project, Borrower, or any Borrower Party or Borrower's or any Borrower Party's business, properties, or assets, operations or condition, financial or otherwise.

      Section 6.6 COMPLIANCE WITH LAW.

            (1) Borrower and each Borrower Party have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Project and carry on its business, and the Project is in substantial compliance with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. The Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements;

            (2) No condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project; and

            (3) The Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefitting the Project. All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

      Section 6.7 LOCATION OF BORROWER. Borrower's principal place of business and chief executive offices are located at the address stated in
Section 11.1.

      Section 6.8 ERISA. Borrower has not established any pension plan for employees which would cause Borrower to be subject to the Employee Retirement Income Security Act of 1974, as amended.

      Section 6.9 MARGIN STOCK. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

      Section 6.10 TAX FILINGS. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively.

     Section 6.11 SOLVENCY. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

      Section 6.12 FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, might materially adversely affect, the Project or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party.

      Section 6.13 SINGLE PURPOSE ENTITY. Borrower is and has at all times since its formation been a Single Purpose Entity.


                                  ARTICLE 7

                             FINANCIAL REPORTING

      Section 7.1 FINANCIAL STATEMENTS.

            (1) MONTHLY REPORTS. Within thirty (30) days after the end of each calendar month, Borrower shall furnish to Lender a current (as of the calendar month just ended) balance sheet, a detailed operating statement (showing monthly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for the calendar month just ended, and an updated "short form" rent roll and, if requested by Lender from time to time, a general ledger, an updated "long form" rent roll and other documentation supporting the information disclosed in the most recent financial statements.

            (2) ANNUAL REPORTS. Within ninety (90) days after the end of each fiscal year of Borrower's operation of the Project, Borrower shall furnish to Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for each of Borrower and the Project, and, if required by Lender, prepared on a review basis and certified by an independent public accountant reasonably satisfactory to Lender.

            (3) CERTIFICATION; SUPPORTING DOCUMENTATION. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial representative of Borrower.

      Section 7.2 ACCOUNTING PRINCIPLES. All financial statements shall be prepared in accordance with sound accounting principles applicable to commercial real estate, consistently applied from year to year. If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles.

      Section 7.3 OTHER INFORMATION. Borrower shall deliver to Lender such additional information regarding Borrower, its subsidiaries, its business, any Borrower Party, and the Project within 30 days after Lender's reasonable request therefor.

      Section 7.4 ANNUAL BUDGET. At least thirty (30) days prior to the commencement of each fiscal year, Borrower will provide to Lender its proposed annual operating budget for such fiscal year for review by Lender. Unless an Event of Default exists, Lender shall not have the right to approve such operating budget.

      Section 7.5 AUDITS. Lender shall have the right to choose and appoint a certified public accountant to perform financial audits as it deems necessary, at Borrower's expense (which expense obligation shall be limited to Lender's reasonable expenses) if (a) reasonably required by Lender in response to an approval request or similar request from Borrower,
(b) if reasonably required by Lender for its internal purposes but only with reasonable frequency, or (c) in connection with the occurrence of a Potential Default of Event of Default. Borrower shall permit Lender upon reasonable notice during normal business hours to examine such records, books and papers of Borrower which reflect upon its financial condition and the income and expense relative to the Project.


                                  ARTICLE 8

                                  COVENANTS

      Borrower covenants and agrees with Lender as follows:

      Section 8.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of Lender,

            (1) neither Borrower nor any other Person having an ownership or beneficial interest in Borrower shall (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in the Project or any part thereof (including any partnership or any other ownership interest in Borrower); (b) further encumber, alienate, grant a Lien or grant any other interest in the Project or any part thereof (including any partnership or other ownership interest in Borrower), whether voluntarily or involuntarily; or (c) enter into any easement or other agreement granting rights in or restricting the use or development of the Project;

            (2) no new general partner, member, or limited partner having the ability to control the affairs of Borrower shall be admitted to or created in Borrower (nor shall any existing general partner or member or controlling limited partner withdraw from Borrower), and no change in Borrower's organizational documents relating to control over Borrower and/or the Project shall be effected; and

            (3) no transfer of any limited partnership interest in Borrower shall be permitted except (i) to the Approved Manager or an Affiliate of Borrower or an Affiliate of the Approved Manager, in either case which is in the real estate and/or property management business and
(ii) so long as the holder or holders of such limited partnership interest(s) do not have the ability to control the affairs of the Borrower and (iii) so long as an Affiliate of Approved Manager or an Affiliate of Borrower remains in control of the affairs of Borrower.

            (4) no transfers of the stock of the corporate general partner of Borrower or direct or indirect transfers of any beneficial interest therein shall be permitted except to an Affiliate of Borrower which is engaged in the real estate and/or property management business

As used in this Section 8.1, "transfer" shall include the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of (a) the Project, (b) any partnership interest in any general partner in Borrower that is a partnership, and (c) any voting stock in any general partner in Borrower that is a corporation; "transfer" shall not include (i) the leasing of individual units within the Project so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity; or (ii) sales or dispositions of personal property in the ordinary course of business.

      Section 8.2 TAXES; CHARGES. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Project or become payable during the term of the Loan, and will promptly furnish Lender with evidence of such payment; however, Borrower's compliance with Section 3.4 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this Section 8.2. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, would result in a Lien on the Project; however, Borrower may contest the validity of such claims and demands so long as (a) Borrower notifies Lender that it intends to contest such claim or demand, (b) Borrower provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for such claims and demands, including interest and penalties, and (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth
(10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non-payment.

      Section 8.3 CONTROL; MANAGEMENT. Lender has approved the Approved Manager and the Approved Management Agreement. There shall be no change in the day-to-day control and management of Borrower or Borrower's general partner without the prior written consent of Lender. Borrower shall not terminate, replace or appoint any manager or terminate or amend the management agreement for the Project without Lender's prior written approval. Any change in ownership or control of the manager shall be cause for Lender to re-approve such manager and management agreement. Each manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the management agreement.

      Section 8.4 OPERATION; MAINTENANCE; INSPECTION. Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Project. Borrower shall maintain the Project in good condition and promptly repair any damage or casualty. Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Project and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Project.

      Section 8.5 TAXES ON SECURITY. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than gross receipts, income, franchise and doing business taxes and other similar taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loan from the value of the Project for the purpose of taxation, (2) affecting any Lien on the Project, or
(3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable and no prepayment premium shall be due to Lender hereunder.

      Section 8.6 LEGAL EXISTENCE; NAME, ETC. Borrower and each general partner in Borrower shall preserve and keep in full force and effect its existence as a Single Purpose Entity, entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Project. Neither Borrower nor any general partner of Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of Borrower to do so. Borrower and each general partner in Borrower shall conduct business only in its own name and shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of Lender to such change, and (b) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower (and each general partner in Borrower), if any, shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

      Section 8.7 AFFILIATE TRANSACTIONS. Without the prior written consent of Lender, Borrower shall not engage in any transaction affecting the Project with an Affiliate of Borrower except for the Approved
Management Agreement and except to the extent done so in the ordinary course of business on an "arms-length" market cost basis.

      Section 8.8 LIMITATION ON OTHER DEBT. Borrower (and each general partner in Borrower, if any) shall not, without the prior written consent of Lender, incur any Debt other than (a) the Loan, (b) customary trade payables which are payable, and shall be paid, within sixty (60) days of when incurred and (c) so long as Borrower delivers to Lender a fully executed Subordination and Intercreditor Agreement in the form of Exhibit C, the Permitted Subordinate Mortgage. By not later than February 28, 1997, Borrower shall pay all trade payables incurred prior to the date hereof and deliver to Lender a written notice confirming such payment.

      Section 8.9 FURTHER ASSURANCES. Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

      Section 8.10 ESTOPPEL CERTIFICATES. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

      Section 8.11 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Lender of (1) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (2) any notice of default received by Borrower under other obligations relating to the Project or otherwise material to Borrower's business; and (3) any threatened or pending legal, judicial or regulatory proceedings (other than ordinary leasing disputes with individual tenants), including any dispute between Borrower and any governmental authority, affecting Borrower or the Project.

      Section 8.12 INDEMNIFICATION. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Lender's counsel, in connection with (1) any inspection, review or testing of or with respect to the Project, (2) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document or to the Project, (3) any proceeding instituted by any Person claiming a Lien, and (4) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Loan, the Project, or any of the transactions contemplated in the Loan Documents by or through Borrower (but not Lender), including those arising from the joint, concurrent, or comparative negligence of Lender, except to the extent any of the foregoing is caused by Lender's gross negligence or willful misconduct.


                                ARTICLE 9

                              EVENTS OF DEFAULT

      Each of the following shall constitute an Event of Default under the
Loan:

      Section 9.1 PAYMENTS. Borrower's failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days after the date when due (provided that Borrower shall, on not more than one (1) occasion in any twelve (12) month period, be entitled to written notice and an additional five (5) days to pay any regularly scheduled installment of principal or interest before such non-payment constitutes an Event of Default), or Borrower's failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

      Section 9.2 INSURANCE. Borrower's failure to maintain insurance of the type and in the amount required under Section 3.1 of this Agreement.

      Section 9.3 SALE, ENCUMBRANCE, ETC. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Project, or any interest therein, or of any interest in Borrower, in violation of
Section 8.1 of this Agreement.

      Section 9.4 COVENANTS. Borrower's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents (other than payments under Section 9.1, insurance requirements under Section 9.2, and transfers and encumbrances under
Section 9.3), and the continuance of such failure for ten (10) days after notice by Lender to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional thirty (30) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within ten (10) days; (3) Borrower is diligently undertaking to cure such default, and (4) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure. The notice and cure provisions of this Section 9.4 do not apply to the Events of Default described in Section 9.5, Section 9.6, Section 9.7 and Section 9.8.

      Section 9.5 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

      Section 9.6 OTHER ENCUMBRANCES. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Project or any part thereof including, without limitation, the Subordinate Mortgage.

      Section 9.7 INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDING. Commencement of an involuntary case or other proceeding against Borrower or any Borrower Party (each, a "BANKRUPTCY PARTY") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

      Section 9.8 VOLUNTARY PETITIONS, ETC. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.


                                  ARTICLE 10

                                   REMEDIES

      Section 10.1 REMEDIES - INSOLVENCY EVENTS. Upon the occurrence of any Event of Default described in Section 9.7 or 9.8, the obligations of Lender to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 9.7 or
9.8 is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender's election, in Lender's sole discretion.

      Section 10.2      REMEDIES - OTHER EVENTS.  Except as set forth in
Section 10.1 above, while any Event of Default exists, Lender may (1) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of Lender to advance amounts hereunder, and
(3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity. While any Event of Default exists, no principal amortization shall be permitted on Note B until all amounts evidenced by Note A have been repaid in full.

      Section 10.3 LENDER'S RIGHT TO PERFORM THE OBLIGATIONS. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Project, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, subject to
Section 4.3(6) hereof, if any Hazardous Materials affect or threaten to affect the Project, Lender may (but shall not be obligated to) give such notices and take such actions as it deems reasonably necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 10.3, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender's gross negligence or willful misconduct. All reasonable sums paid by Lender pursuant to this Section 10.3, and all other reasonable sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.


                                  ARTICLE 11

                                MISCELLANEOUS

      Section 11.1 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

     If to Borrower:     Fox Run AP XI, L.P.
                         c/o IFGP Corporation
                         One Insignia Financial Plaza
                         Greenville, South Carolina 29601
                         Attention:  Steve Schoenbaechler
                                       and General Counsel
                         Telecopy:   (864) 239-1084

                         If to Lender:  General Electric Capital
                         Corporation
                         292 Long Ridge Road
                         Stamford, Connecticut 06927
                         Attention:  Commercial Real Estate
                                     Legal Operation
                         Telecopy: (203) 357-6768

Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     Section 11.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

     Section 11.3 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower). The terms and provisions of this Section 11.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

     Section 11.4 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

     Section 11.5 REIMBURSEMENT OF EXPENSES. Borrower shall pay all expenses incurred by Lender in connection with the Loan, including fees and expenses of Lender's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents. Borrower shall pay all reasonable expenses of Lender in connection with the administration of the Loan, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto. Borrower shall, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to collect the Note, or to enforce the rights of Lender under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Lender under the Loan Documents or with respect to the Project (by litigation or other proceedings), which amounts will include all court costs, reasonable attorneys' fees and expenses, reasonable fees of auditors and accountants, and investigation expenses as may be incurred by Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

     Section 11.6 APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion. Notwithstanding the foregoing, if the holders of Note A and Note B are different Persons and shall not be in agreement on the exercise of approval rights, or on enforcement of this Agreement (exclusive of enforcement of any mortgage or assignment of rents and leases which is solely in favor of either of such holders), or on satisfaction of conditions to advances, the determination of the Senior Noteholder shall control.
     Section 11.7 LENDER NOT IN CONTROL; NO PARTNERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Project in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to the Project or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (2) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Project in Lender, or any sharing of liabilities, losses, costs or expenses.

     Section 11.8 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

     Section 11.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and the successors and assigns of Lender, including any assignee or transferee of Note A or Note B, individually, and the successors and assigns of Borrower, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

     Section 11.10 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect any divisions of the Loan required by Lender.

     Section 11.11 WAIVERS. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.

     Section 11.12 CUMULATIVE RIGHTS. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 11.13 SINGULAR AND PLURAL. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 11.14 PHRASES. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's discretion, and the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion."

     Section 11.15 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

     Section 11.16 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 11.17 PROMOTIONAL MATERIAL. Upon the prior review and approval (not to be unreasonably withheld or delayed) of Borrower, Lender may issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan and Lender's participation in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

     Section 11.18 SURVIVAL. All of the representations, warranties, covenants, and indemnities hereunder (including environmental matters under Article 4), and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower.

     Section 11.19 WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Borrower and Lender hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of either party or any exercise by any party of their respective rights under the Loan Documents or in any way relating to the Loan or the Project (including, without limitation, any action to rescind or cancel this Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for Lender to enter this Agreement.

     Section 11.20 WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

     Section 11.21 GOVERNING LAW. The Loan Documents are being executed and delivered, and are intended to be performed, in the State and the laws of the State and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

     Section 11.22 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between the Commitment and this Agreement or any of the other Loan Documents, the terms of this Agreement and the other Loan Documents shall control.

     Section 11.23 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     Section 11.24 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. Borrower hereby submits to personal jurisdiction in the State of New Jersey for the enforcement of Borrower's obligations hereunder and under the Mortgage, and waives any and all personal rights under the law of any other state to object to jurisdiction within the State of New Jersey for the purposes of litigation to enforce such obligation of Borrower. In the event such litigation is commenced, Borrower agrees that, in addition to any other manner provided by applicable law or court rule, service of process may be made and personal jurisdiction over Borrower obtained, by service of a copy of the summons, complaint and other pleadings required by applicable law to commence such litigation upon any of Borrower's general partners at the address provided for notices in this Agreement or upon Borrower's appointed agent for service of process in the State of New Jersey which Agent Borrower hereby designates to be:

                        The Corporation Trust Company
                             820 Bear Tavern Road
                       West Trenton, New Jersey  08628


                                  ARTICLE 12

                           LIMITATIONS ON LIABILITY
      Section 12.1 LIMITATION ON LIABILITY. Except as provided below, the Loan shall be non-recourse to Borrower and any Borrower Party and neither Borrower nor any Borrower Party shall be personally liable for amounts due under the Loan Documents. Borrower shall be personally liable to Lender for any deficiency, loss or damage suffered by Lender because of:
(1) Borrower's commission of a criminal act, (2) the failure to comply with provisions of the Loan Documents prohibiting the sale, transfer or encumbrance of the Project, any other collateral, or any interest in Borrower; (3) the misapplication by Borrower or any Borrower Party of any funds derived from the Project, including security deposits, insurance proceeds and condemnation awards; (4) the fraud or intentional misrepresentation by Borrower or any Borrower Party made in or in connection with the Loan Documents or the Loan; (5) Borrower's collection of rents more than one month in advance that are not applied to the payment of Operating Expenses for the Project or entering into or modifying leases, or receipt of monies by Borrower or any Borrower Party in connection with the modification of any leases, in violation of this Agreement or any of the other Loan Documents; (6) Borrower's failure to apply proceeds of rents or any other payments in respect of the leases and other income of the Project or any other collateral to the costs of maintenance and operation of the Project and to the payment of taxes, lien claims, insurance premiums, Debt Service and other amounts due under the Loan Documents;
(7) Borrower's interference with Lender's exercise of rights under the Assignment of Rents and Leases; (8) Borrower's failure to maintain insurance as required by this Agreement or to pay any taxes or assessments affecting the Project; (9) damage or destruction to the Project caused by the acts or omissions of Borrower, its agents, employees, or contractors;
(10) Borrower's obligations with respect to environmental matters under
Article 4; (11) Borrower's failure to pay for any loss, liability or expense (including attorneys' fees) incurred by Lender arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that this Agreement or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower and Lender; or (12) any brokerage commission or finder's fees claimed by or through Borrower in connection with the transactions contemplated by the Loan Documents. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

      Section 12.2 LIMITATION ON LIABILITY OF LENDER'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

      EXECUTED as of the date first written above.


                                FOX RUN AP XI, L.P., a South
                                Carolina limited partnership

                         By:       Fox Run GP Limited Partnership, a
                                   South   Carolina limited
                                   partnership, its general partner


                         By:       GP Services XII, Inc., a South
                                   Carolina corporation, its general
                                   partner

                                          By:/s/ Robert D. Long, Jr.
                                          Name:Robert D. Long, Jr.
                                          Title:Vice President